UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

January 4, 2021

Date of report (Date of earliest event reported)

IMAX Corporation

(Exact Name of Registrant as Specified in Its Charter)

Canada	001-35066	98-0140269
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2525 Speakman Drive Mississauga, Ontario, Canada L5K 1B1 (905) 403-6500	902 Broadway, Floor 20 New York, New York, USA 10010 (212) 821-0100

(Address of principal executive offices, zip code, telephone numbers)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	IMAX	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensation Arrangements with other Named Executive Officers

On January 4, 2021, the Compensation Committee of the Board of Directors (the “Committee”) of IMAX Corporation (the “Company”) approved a one-time grant of time-vesting restricted stock units (“RSUs”) with a grant value of $400,000 under the Company’s Second Amended and Restated Long-Term Incentive Plan to its Chief Executive Officer, Richard Gelfond (the “Executive Retention Award”). The Executive Retention Award was granted in lieu of a cash bonus for Mr. Gelfond for 2020, who has an annual target bonus of $1.2 million. The RSUs will vest over two years and be subject to forfeiture to the extent of an event of voluntary termination prior to end of the vesting period.

Under Mr. Gelfond’s leadership during the COVID-19 crisis, swift and decisive actions were taken to protect the Company amid the uncertainty of the pandemic including drawing down its revolving credit facility in March, amending its existing credit agreement to provide maximum financial and operating flexibility, executing on significant cost reductions, including non-essential SG&A and capital expenditures, overseeing the seamless reopening and ramp up of the Company’s Asian theater network, which is close to 100% operational, and returning the Company’s stock price to pre-pandemic levels.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAX Corporation
(Registrant)

Date: January 6, 2021	By:	/s/ Robert D. Lister
	Name:	Robert D. Lister
	Title:	Chief Legal Officer and Senior Executive Vice President

	By:	/s/ Kenneth Weissman
	Name:	Kenneth Weissman
	Title:	Senior Vice President, Legal Affairs and Corporate Secretary

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